News Release For Immediate Release	For More Information: INVESTORS Gregg Waldon, Stellent, Inc. (952)903-2003 gregg.waldon@stellent.com

Jim Fanucchi Summit IR Group Inc. (408)404-5400 jim@summitirgroup.com

MEDIA Amanda Kohls Haberman & Associates, Inc. (612)338-3900 amanda@habermaninc.com

STELLENT REPORTS RECORD QUARTERLY REVENUES OF $33.0 MILLION

Fourth quarter revenue increases 16% year-over-year; fiscal 2006 revenue up 16% over fiscal 2005

EDEN PRAIRIE, MN, May 11, 2006 — Stellent, Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today financial results for the fourth quarter and fiscal year ended March 31, 2006.

Fourth quarter fiscal 2006 revenues were a record $33.0 million, an increase of 16% over the $28.5 million reported for the same period last year. Revenues for the fiscal year ended March 31, 2006 were $123.4 million, a 16% increase over revenues of $106.8 million for the fiscal year ended March 31, 2005.

On a Generally Accepted Accounting Principles (GAAP) basis, net income for the quarter ended March 31, 2006 was $2.5 million, or $0.08 per diluted share, compared with a net loss of $3.0 million, or $(0.11) per diluted share, for the quarter ended March 31, 2005. GAAP net income for the fiscal year ended March 31, 2006 was $6.3 million, or $0.21 per diluted share, compared with a net loss of $5.8 million, or $(0.22) per diluted share, for the fiscal year ended March 31, 2005.

Non-GAAP net income was $3.4 million, or $0.11 per diluted share, for the quarter ended March 31, 2006, compared with non-GAAP net income of $1.3 million, or $0.05 per diluted share, for the quarter ended March 31, 2005. Non-GAAP net income for the fiscal year ended March 31, 2006 was $10.5 million, or $0.36 per diluted share, compared with net income of $4.1 million, or $0.15 per diluted share, for the fiscal year ended March 31, 2005.

Stellent includes non-GAAP financial measures in its earnings news release because such information may be helpful to investors in evaluating the company’s operating performance. The non-GAAP results exclude the effects of non-cash charges, primarily related to expenses such as amortization of acquired intangible assets and stock compensation, and restructuring and other unusual charges.

“The fourth quarter of fiscal year 2006 was the best quarter in Stellent’s history from several perspectives,” said Robert Olson, president and chief executive officer for Stellent. “We again generated record quarterly revenues, with revenues of $33.0 million representing a 16 percent increase over revenues of $28.5 million in the fourth quarter of fiscal 2005. We also generated strong fiscal year 2006 revenue growth of 16 percent, and we achieved industry-leading license revenue growth on both a sequential and year-over-year basis. In addition, we maintained profitability on a GAAP and non-GAAP basis; produced product license revenue growth of approximately 11 percent quarter-over-quarter; and increased deferred revenues by approximately $1 million. Lastly, we continued to generate positive cash flow from operations, and increased our cash and marketable securities position by approximately $6 million, ending the fourth quarter with approximately $82 million.

“We secured 51 new accounts during the fourth quarter, including Stellent® Universal Content Management™ customers Cancer Research UK, Medical Research Council, American Cancer Society, Regency Hospital Co., Spanish Ministry of Agriculture/Fisheries/Food, Ministry of Environment – Korea Environment Institute, Lions Club International, The Gibraltar Life Insurance Co., Hawaiian Telcom and Southern California Water. Existing customers who expanded their Universal Content Management implementations include Cargill International SA, U.S. Department of Agriculture, Clariant International AG, State of Alaska, Land O’Lakes, St. Paul Travelers, Premera Blue Cross, Samsung Electronics, Oglethorpe, AFLAC, DHL, Assurity Life Insurance, EdFinancial, St. Joseph Health Center, CheckFree, Cbeyond Communications, Brother, Australian Department of Foreign Affairs and Trade, UICI, UnumProvident, Cabela’s, Argonne National Laboratory, Gulf South Pipeline, Sony Net Services, Government of Ontario, and American Suzuki. Also during the fourth quarter, our Content Components Division signed or renewed contracts with organizations such as Microsoft Corp., Exalead S.A., Merrill Communications LLC, Renew Data Corp. and BEA Systems, Inc.

“The fourth quarter featured the introduction of a number of pioneering Stellent technologies. We launched Stellent Universal Records Management™, a new application providing a first-of-its-kind, single platform for applying records and retention policies, and legal discovery and holds, to all relevant content in a consistent, legally defensible way across an organization. This capability drives significant information technology (IT), compliance and records management benefits companies cannot afford to miss in an increasingly complex business and regulatory environment.

“We also released substantial, innovative extensions to the Universal Content Management suite. For example, we announced enhanced capabilities and best practices for integrating wikis and blogs into a multi-site Web content management framework. And, we released functionality for using really simple syndication (RSS) feeds to distribute and integrate content and content services managed within Universal Content Management. In addition, demand for our governance, risk and compliance (GRC) solutions was strong during the fourth quarter.

“Stellent hosted Crescendo™ 2006, its third annual global user conference, at the beginning of the fourth quarter. It was extremely successful, and we believe the energy surrounding this event is a prime indicator of our increasing momentum in the market.

“Our success and momentum in fiscal 2006 were driven by a number of factors. We expanded our leadership position in the enterprise content management (ECM) market with the rising adoption of our unique, unified platform. We generated growth in emerging markets, including GRC and unified records and retention management. We also improved traction with key partners, strengthened our international operations, and garnered multiple accolades from leading industry analysts and influential publications. Lastly, we have increased tenure within our sales force and a management team that has effectively guided this company for many consecutive years.

“We look forward to further building upon these strengths in fiscal year 2007 in order to achieve the objectives we set forth, which include growing revenues and earnings, continuing to gain market share in the ECM industry, expanding our new GRC and unified records and retention management application areas, and maintaining our solid business in the Content Components Division.”

Fiscal Year 2006 Highlights

Customers

•	4,702 customers — comprised of 3,486 corporate content management customers; 549 OEM customers; and 667 corporate customers for desktop viewing and conversion technology — have selected Stellent solutions to power their content-centric business applications.

•	Stellent signed 227 new and more than 530 expanded customers/contract renewals during fiscal year 2006, including:

•	Financial services/insurance: AFLAC, American Express Incentive Services, Assurity Life Insurance, Baring Asset Management, BUPA Australia, CheckFree, EdFinancial, Experian, The Gibraltar Life Insurance Co., Jackson National Life, Korea Asset Management, Moody’s Investors Service, Moody’s Japan, Nissan Financial Services, Premera Blue Cross, St. Paul Travelers, UICI, UMB Financial, UnumProvident

•	Consumer/retail/media/hospitality: Cabela’s, HBO, Jack in the Box, Land O’Lakes, Los Angeles Times, Marvel Entertainment, O’Reilly Automotive, Regis Corp., Rite Aid, Shop NBC, Sony Net Services, Sony Pictures Entertainment, Time Warner, Wendy’s International

•	Government: Argonne National Laboratory, Australian Department of Foreign Affairs and Trade, the Bureau of Land Management, the Centers for Medicare and Medicaid, City of Minneapolis, Commander – Navy Installations (CNI) Command, Crown Prosecution Service (the United Kingdom government department responsible for prosecuting all criminal cases investigated by the police in England and Wales), Department for International Development, Government of Ontario, Japan Defense Agency, Los Angeles County, Spanish Ministry of Agriculture/Fisheries/Food, State of Alaska, State of Minnesota, U.S. Army, U.S. Department of Agriculture, U.S. Department of Commerce, U.S. Department of Homeland Security

•	Health care: British Red Cross, Kansas University Medical Center, Memorial Sloan-Kettering, Regency Hospital Co., St. Joseph Health Center

•	Manufacturing: American Suzuki, Aston Martin, Cargill, Eaton, Fuji Xerox, Koch Industries, Oshkosh Truck Corp., Samsung, ThyssenKrupp

•	OEM: BEA Systems Inc., Canon, Electronic Evidence Discovery, Endeca, Exalead S.A., FAST Search & Transfer, Guidance Software, ImageWare, IronPort Systems, KPMG, Kroll Ontrack, Merrill Communications LLC, Microsoft Corp., Postini, Renew Data Corp., Ricoh, Teneo Systems, Thompson Legal & Regulatory, Yahoo!

•	Other industries: Ameren, American Cancer Society, Bell Canada, Brother, Cancer Research UK, Cbeyond Communications, Clariant International AG, DHL, Gulf South Pipeline, Hawaiian Telcom, Medical Research Council, Oglethorpe, Orbitz, Quanta Services, Sasktel, Trend Micro, Verizon Wireless

Corporate news

•	Stellent announced on June 20, 2005 it acquired select assets of privately held e-Onehundred Group, a leading financial compliance solutions provider, for $5.0 million in cash, approximately 274,000 shares of Stellent common stock valued at $2.0 million and a potential $2.0 million cash earn-out over a one-year period based upon revenue performance.

•	Stellent announced in March its Board of Directors declared a quarterly cash dividend of $0.03 per share, representing $0.12 per share on an annual basis. Subject to the determination that cash dividends continue to be in the best interest of the Company’s shareholders, the Stellent Board of Directors intends to declare a comparable quarterly dividend on an ongoing basis.

•	Stellent promoted Dan Ryan, executive vice president of marketing and business development for Stellent, to chief operating officer. In addition to retaining his role of managing Stellent’s marketing, product management and business development functions, Ryan now oversees the company’s research and development, consulting services, training, and support groups.

•	Stellent hosted Crescendo 2006, its third annual global user conference, Jan. 29-Feb. 1, 2006 in Orlando, Fla. Nearly 1,000 customers, partners and industry experts gathered at the event to share best practices, trends and new product developments for ECM; multi-site Web content management; and GRC.

•	Stellent hosted Crescendo EMEA 2006, its first annual Europe, Middle East and Africa (EMEA) user conference, March 9-10, 2006 in London.

Awards/Recognition

•	Stellent received the following industry analyst recognitions during fiscal 2006:

•	Positioned in the “leaders” quadrant in Gartner, Inc.’s “Magic Quadrant for Enterprise Content Management, 2005”[1]* report.

•	Cited as a strong performer in ECM and garnered the top ranking in the “Current Offering” category in the Oct. 7, 2005 report “The Forrester Wave™: Enterprise Content Management Suites, Q3 2005.”[2]

•	Cited as a leader in both the external and internal site-publishing scenarios in the April 15, 2005 report, “The Forrester Wave™: Web Content Management, Q1 2005.”[3]

•	Cited as a strong performer in the Sarbanes-Oxley compliance software landscape in the April 7, 2005 report, “The Forrester Wave™: Sarbanes-Oxley Compliance Software, Q1 2005.”[4] The Stellent Sarbanes-Oxley Solution also was recognized in the May 20, 2005 report titled “Sarbanes-Oxley Compliance Software Scorecard Summary: Stellent”[5] as having the strongest content and records management functionality of any product evaluated.

•	Received a “strong positive” rating in Gartner, Inc.’s “MarketScope for Web Content Management, 2005”[6]** report.

•	Positioned in the “visionaries” quadrant in Gartner, Inc.’s “Magic Quadrant for Financial Compliance Process Management Software, 2005”[7]* report.

•	Received a “positive” rating in Gartner, Inc.’s “MarketScope for Records Management, 2005”[8]** report.

•	Cited as a strong performer in the GRC market in the March 16, 2006 report, “The Forrester Wave™: Governance, Risk, and Compliance Platforms, Q1 2006.”[9]

•	Stellent and its customers won the following awards during fiscal 2006:

•	2005 AIIM E-DOC Magazine “Best of Show – Enterprise Content Management” award for Stellent Universal Content Management for the second year in a row at the annual AIIM Conference and Exposition.

•	KMWorld “Trend-Setting Product of 2005” for Stellent Universal Content Management 7.5.

•	2006 “Best of FOSE” award for Stellent Site Studio™, Stellent’s multi-site management application, presented at the nation’s premier government technology event.

•	2005 “WebAward” from the Web Marketing Association for the Stellent Universal Content Management implementation at the Susan G. Komen Breast Cancer Foundation.

•	Two 2005 AIIM “Best Practices Awards” for Stellent Universal Content Management implementations at Land O’Lakes and the City of Aurora, Colo.

•	2005 “Enterprise All-Star Award” from Network World for Reliant Energy’s exceptional use of Stellent technology to further business objectives.

•	2005 “Process Innovation Award” from Kinetic Information LLC for Scott County, Minnesota’s enterprise-wide Stellent Universal Content Management deployment.

•	2005 “Information Management” award for “Best Knowledge Management” application for QAS’ Stellent-powered intranet.

•	2004 “Canadian e-Content Award” from the e-Content Institute for Bell Canada’s innovative customer relationship management deployment of Stellent Universal Content Management.

•	2005 “Channel Connection Award” from Business Solutions magazine and Advanstar’s AIIMexpo 2005 in conjunction with ImageSource — one of Stellent’s premier channel partners — for the Stellent imaging and workflow management platform implementation at the Washington Secretary of State Corporations Division.

•	Named one of the world’s largest software providers for the seventh consecutive year by Software Magazine.

•	Named one of KMWorld’s “100 Companies That Matter in Knowledge Management.” KMWorld has published this list six times, and Stellent has been recognized on all six lists.

•	Named one of the most important companies in the digital content arena in the “Content Management” category of EContent magazine’s annual “EContent 100.”

•	Named one of the Supply & Demand Chain Executive 100, an annual list of the top supply and demand chain vendors.

•	Named one of Manufacturing Business Technology’s 2005 Global 100, an annual list of the world’s top IT providers to the manufacturing industry.

Products

•	Stellent launched Stellent Universal Records Management, a new application built on a distributed architecture enabling companies to apply records and retention policies in a consistent, legally defensible way across the enterprise. This new enterprise records and retention management application is the first to allow organizations to apply records and retention policies, as well as legal discovery and holds, to all relevant content in the enterprise.

•	Stellent announced new retention management capabilities for Stellent Universal Content Management 7.5. These capabilities leverage the industry-leading Stellent Records Management system, a Department of Defense (DoD) 5015.2 Chapter 2- and Chapter 4-certified solution. Stellent’s retention policy engine has been extended to cover general content, and to allow usage analytics and other factors to drive the content retention and disposition process.

•	Stellent released new versions of Stellent Site Studio, the multi-site Web content management component of Stellent Universal Content Management, which offers expanded site lifecycle management capabilities and more robust, flexible in-context contribution.

•	Stellent released enhanced capabilities and best practices for integrating wikis and blogs into a multi-site Web content management framework.

•	Stellent released enhanced capabilities for using RSS feeds to distribute and integrate managed content and content services in Stellent Universal Content Management.

•	Stellent released Outside In® Technology version 8.1, which is faster and more robust, includes a new file identification software development kit (SDK), enables programmatic annotation of converted output, and supports new file formats and platforms across all Outside In SDKs.

•	Stellent announced expanded functionality for the Stellent Imaging and Business Process Management (BPM) product suite, which increases the system’s manageability and performance, and enhances information lifecycle management and usability.

•	Stellent announced support for the recently released Sun StorEdge™ 5310 Compliance Archiving System, which couples the Sun StorEdge 5310 NAS Appliance with Sun StorEdge Compliance Archiving Software to provide compliance-enabling features for authenticity, integrity, ready access and security.

Partners

•	During fiscal 2006, Stellent accelerated its momentum with strategic partners such as Accenture, Deloitte, Sapient, ImageSource, Integrated Document Technologies, Logica CMG, Protiviti and Software AG, as evidenced by the collaborative work on customer accounts including the U.S. Department of Agriculture, Orbitz, Trend Micro, U.S. Navy and Cancer Research UK.

Conference call

Stellent will host a conference call and Webcast for investors on Thursday, May 11, 2006 at 4:00 p.m. Central Time. Callers in the United States can dial 1-877-282-0523, and international callers can dial 1-303-542-7976. Access to the live Webcast will be available via the investor relations area of Stellent’s Web site (www.stellent.com) on the day of the event. Investors unable to participate in the live conference call and Webcast may access a replay of the event via the investor relations area of Stellent’s Web site.

About Stellent, Inc.

Stellent, Inc. (www.stellent.com) is a global provider of content management software solutions that drive rapid success for customers by enabling fast implementations and generating quick, broad user adoption. With Stellent Universal Content Management, customers can easily deploy multiple line-of-business applications — such as public Web sites, secure intranets and extranets, compliance processes, and marketing brand management — and also scale the technology to support multi-site management and enterprise-wide content management needs.

More than 4,500 customers worldwide — including Procter & Gamble, Merrill Lynch, Los Angeles County, The Home Depot, British Red Cross, ING, Vodafone, Georgia Pacific, Bayer Corp., Coca-Cola FEMSA and Genzyme Corp. — have selected Stellent solutions to power their content-centric business applications. Stellent is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe and Asia-Pacific.

###

Any forward-looking statements in this release, including, without limitation, statements regarding achieving our objectives in fiscal 2007 and the payment of future quarterly cash dividends, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally and in the enterprise content management and unstructured information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

Stellent and the Stellent logo are registered trademarks or trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.

1Gartner “Magic Quadrant for Enterprise Content Management, 2005,” J. Lundy, et al, Nov. 7, 2005.

2“The Forrester Wave: Enterprise Content Management Suites, Q3 2005,” Forrester Research, Inc., October 2005.

3“The Forrester Wave™: Web Content Management, Q1 2005,” Forrester Research, Inc., April 2005.

4“The Forrester Wave™: Sarbanes-Oxley Compliance Software, Q1 2005,” Forrester Research, Inc., April 2005.

5“Sarbanes-Oxley Compliance Software Scorecard Summary: Stellent,” Forrester Research, Inc., May 2005.

6Gartner “MarketScope for Web Content Management, 2005,” L. Latham, et al, Nov. 4, 2005.

7Gartner “Magic Quadrant for Financial Compliance Process Management Software, 2005,” F. Caldwell, et al, Oct. 24, 2005.

8Gartner “MarketScope for Records Management, 2005,” K. Chin, et al, Dec. 15, 2005.

9”The Forrester Wave™: Governance, Risk, and Compliance, Q1 2006,” Forrester Research, Inc., March 2006.

*The Magic Quadrants are copyrighted 2005 by Gartner, Inc. and reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

**MarketScope Disclaimer
The MarketScopes are copyrighted Nov. 4, 2005 and Dec. 15, 2005 by Gartner, Inc. and are reused with permission. The MarketScope is an evaluation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the MarketScope, and does not advise technology users to select only those vendors with the highest rating. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

STELLENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Revenues:
Product licenses	$15,725	$14,264	$56,950	$54,376
Services	7,116	4,862	26,836	19,772
Post contract support	10,134	9,402	39,599	32,663

Total revenues	32,975	28,528	123,385	106,811

Cost of revenues:
Product licenses	835	1,450	3,886	5,017
Services	6,706	4,745	25,046	19,550
Post contract support	1,716	1,616	7,269	5,350
Amortization of capitalized software from acquisitions	359	641	1,879	2,390

Total cost of revenues	9,616	8,452	38,080	32,307

Gross profit	23,359	20,076	85,305	74,504

Operating expenses:
Sales and marketing	12,357	10,903	46,787	42,365
General and administrative	3,092	4,933	12,282	14,097
Research and development	5,592	4,676	20,153	17,958
Acquisition-related sales, marketing and other costs	¯	¯	¯	886
Amortization of acquired intangible assets and stock compensation	124	148	626	677
Impairment charge on fixed assets	¯	375	¯	375
Restructuring charges	391	1,212	1,123	3,673

Total operating expenses	21,556	22,247	80,971	80,031

Income (loss) from operations	1,803	(2,171)	4,334	(5,527)
Other:
Interest income, net	698	354	2,181	822
Impairment on investments	¯	(1,136)	¯	(1,136)

Total other income (loss)	698	(782)	2,181	(314)

Net income (loss) before income taxes	2,501	(2,953)	6,515	(5,841)
Provision for income taxes	10	¯	173	¯

Net income (loss)	$2,491	$(2,953)	$6,342	$(5,841)

Net income (loss) per common share
Basic	$0.09	$(0.11)	$0.22	$(0.22)

Diluted	$0.08	$(0.11)	$0.21	$(0.22)

Weighted average common shares outstanding
Basic	29,007	27,237	28,266	26,224

Diluted	30,851	27,237	29,615	26,224

STELLENT, INC.
IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

		Three Months Ended March 31, 2006						Three Months Ended March 31, 2005
	GAAP	Adjustments				Non-GAAP	GAAP	Adjustments				Non-GAAP
Revenues:
Product licenses	$15,725	$		—		$15,725	$14,264	$		—		$14,264
Services	7,116			—		7,116	4,862			—		4,862
Post contract support	10,134			—		10,134	9,402			—		9,402

Total revenues	32,975			—		32,975	28,528			—		28,528

Cost of revenues:
Product licenses	835			—		835	1,450			—		1,450
Services	6,706			—		6,706	4,745			—		4,745
Post contract support	1,716			—		1,716	1,616			—		1,616
Amortization of capitalized software from acquisitions	359		(1)		(359)	—	641		(1)		(641)	—

Total cost of revenues	9,616			(359)		9,257	8,452			(641)		7,811

Gross profit	23,359			359		23,718	20,076			641		20,717

Operating expenses:
Sales and marketing	12,357			—		12,357	10,903			—		10,903
General and administrative	3,092			—		3,092	4,933		(2)		(756)	4,177
Research and development	5,592			—		5,592	4,676			—		4,676
Amortization of acquired intangible assets and stock compensation	124		(3)		(124)	—	148		(3)		(148)	—
Impairment charge on fixed assets	—			—		—	375		(4)		(375)	—
Restructuring charges	391		(5)		(391)	—	1,212		(6)	(1,212)		—

Total operating expenses	21,556			(515)		21,041	22,247			(2,491)		19,756

Income (loss) from operations	1,803			874		2,677	(2,171)			3,132		961
Other:
Interest income, net	698			—		698	354			—		354
Impairment on investments	—			—		—	(1,136)		(7)	1,136		—

Total other income (expense)	698			—		698	(782)			1,136		354
Net income (loss) before income taxes	2,501			874		3,375	(2,953)			4,268		1,315
Provision for income taxes	10			¯		10	¯			¯		¯

Net income (loss)	$2,491			$874		$3,365	$(2,953)			$4,268		$1,315

Net income (loss) per common share
Basic	$0.09			$0.03		$0.12	$(0.11)			$0.16		$0.05

Diluted	$0.08			$0.03		$0.11	$(0.11)			$0.15		$0.05

Weighted average common shares outstanding
Basic	29,007			29,007		29,007	27,237			27,237		27,237

Diluted	30,851			30,851		30,851	27,237			28,765		28,765

1)	Represents non-cash amortization expense associated with the acquisition of developed technology.

2)	Relates to additional litigation costs regarding the final settlement of the shareholders’ class action lawsuit.

3)	Represents non-cash amortization expense associated with acquired intangible assets and non-cash stock compensation expense associated with the acquisition of Optika.

4)	Relates to the write-down of certain fixed assets identified as impaired during the fourth quarter fiscal year 2005.

5)	Represents a restructuring charge primarily related to the sale of our Digital Asset Management group during the fourth quarter of fiscal year 2006.

6)	Represents a restructuring charge which included the closure of our Mexico and Boise offices and other personnel changes during fiscal year 2005.

7)	Relates to the write-down of equity investments impaired as of March 31, 2005.

This supplemental non-GAAP financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the
United States.

Non-GAAP net income per share is computed using the weighted average number of shares of common stock outstanding. The Company has included the effect of options and warrants for common stock as calculated using the treasury stock method, when dilutive.

STELLENT, INC.
IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

		Twelve Months Ended March 31, 2006					Twelve Months Ended March 31, 2005
	GAAP	Adjustments			Non-GAAP	GAAP	Adjustments				Non-GAAP
Revenues:
Product licenses	$56,950	$		—	$56,950	$54,376	$		—		$54,376
Services	26,836			—	26,836	19,772			—		19,772
Post contract support	39,599			—	39,599	32,663			—		32,663

Total revenues	123,385			—	123,385	106,811			—		106,811

Cost of revenues:
Product licenses	3,886			—	3,886	5,017			—		5,017
Services	25,046			—	25,046	19,550			—		19,550
Post contract support	7,269			—	7,269	5,350			—		5,350
Amortization of capitalized software from acquisitions	1,879		(1)	(1,879)	—	2,390		(1)	(2,390)		—

Total cost of revenues	38,080			(1,879)	36,201	32,307			(2,390)		29,917

Gross profit	85,305			1,879	87,184	74,504			2,390		76,894

Operating expenses:
Sales and marketing	46,787		(6)	(380)	46,407	42,365			—		42,365
General and administrative	12,282			(185)	12,097	14,097		(2)		(756)	13,341
Research and development	20,153			—	20,153	17,958			—		17,958
Acquisition-related sales, marketing and other costs	—			—	—	886		(3)		(886)	—
Amortization of acquired intangible assets and stock compensation	626		(4)	(626)	—	677		(4)		(677)	—
Impairment charge on fixed assets	—			—	—	375		(5)		(375)	—
Restructuring charges	1,123		(6)	(1,123)	—	3,673		(7)	(3,673)		—

Total operating expenses	80,971			(2,314)	78,657	80,031			(6,367)		73,664

Income (loss) from operations	4,334			4,193	8,527	(5,527)			8,757		3,230
Other:
Interest income, net	2,181			—	2,181	822			—		822
Impairment on investments	—			—	—	(1,136)		(8)	1,136		—

Total other income (expense)	2,181			—	2,181	(314)			1,136		822
Net income (loss) before income taxes.	6,515			4,193	10,708	(5,841)			9,893		4,052
Provision for income taxes	173			¯	173	¯			¯		¯

Net income (loss)	$6,342			$4,193	$10,535	$(5,841)			$9,893		$4,052

Net income (loss) per common share
Basic	$0.22			$0.15	$0.37	$(0.22)			$0.38		$0.15

Diluted	$0.21			$0.14	$0.36	$(0.22)			$0.36		$0.15

Weighted average common shares outstanding
Basic	28,266			28,266	28,266	26,224			26,224		26,224

Diluted	29,615			29,615	29,615	26,224			27,415		27,415

1)	Represents non-cash amortization expense associated with the acquisition of developed technology.

2)	Relates to additional litigation costs regarding the final settlement of the shareholders’ class action lawsuit.

3)	Represents acquisition-related sales, marketing and other costs associated with the acquisition of Optika.

4)	Represents non-cash amortization expense associated with acquired intangible assets and non-cash stock compensation expense associated with the acquisition of Optika.

5)	Relates to the write-down of certain fixed assets identified as impaired during the fourth quarter fiscal year 2005.

6)	Represents restructuring charges associated with reorganizations and closures of certain facilities during fiscal year 2006.

7)	Represents a restructuring and severance charge associated with the acquisition of Optika, the closure of certain facilities and other personnel changes during fiscal year 2005.

8)	Relates to the write-down of equity investments impaired as of March 31, 2005.

This supplemental non-GAAP financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the
United States.

Non-GAAP net income per share is computed using the weighted average number of shares of common stock outstanding. The Company has included the effect of options and warrants for common stock as calculated using the treasury stock method, when dilutive.

Stellent includes the above schedules of the impact of non-GAAP adjustments on each of the line items of Stellent’s Condensed Consolidated Statements of Operations for the periods presented that is affected by a non-GAAP adjustment. The non-GAAP adjustments exclude the effect of non-cash charges, primarily related to expenses such as amortization of acquired intangible assets and stock compensation, and restructuring and other unusual charges.

Stellent includes non-GAAP financial measures in its earnings news releases because such information may be useful to investors in evaluating the company’s operating performance. Stellent believes the non-GAAP financial measures may be useful to investors because such measures generally approximate the Company’s cash flow generation more closely than the most directly comparable GAAP financial measures. Based on discussions with financial analysts and investors, Stellent believes the ability to generate cash is an important aspect in the financial evaluation of software companies. The non-GAAP financial measures also provide a framework for measuring the company’s ongoing operating performance against the ongoing operating performance of other similarly situated software companies by factoring out the effects of strategic transactions, such as acquisitions, or unusual events, such as the settlement of lawsuits.

Stellent uses the non-GAAP financial measures to evaluate its performance against the performance of other software companies that present similar non-GAAP financial measures and for purposes of determining a portion of incentive compensation. The company recognizes that the non-GAAP financial measures may not reflect the full economic impact of the company’s activities and that reliance on the non-GAAP measures may lead management to make business decisions with unintended economic consequences or unanticipated impacts on the company’s GAAP financial results. The company compensates for these limitations by not relying exclusively on the non-GAAP financial measures, continuously re-evaluating what non-GAAP adjustments are appropriate, and regularly considering how to balance GAAP and non-GAAP financial measures in evaluating the performance of the company and paying incentive compensation.

STELLENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2006	March 31, 2005
ASSETS
Current assets:
Cash, cash equivalents and short-term marketable securities	$64,641	$66,636
Accounts receivable, net	31,320	30,063
Prepaid royalties	941	965
Prepaid expenses and other current assets	4,512	3,884

Total current assets	101,414	101,548
Long-term marketable securities	17,112	6,114
Property and equipment, net	7,822	4,333
Prepaid royalties, net of current	923	1,044
Goodwill	74,409	67,640
Other intangible assets, net	4,003	5,615
Other	866	1,358

Total assets	$206,549	$187,652

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,072	$3,867
Deferred revenue	20,143	19,854
Commissions payable	3,839	2,419
Accrued expenses and other	7,442	7,867
Current installments of obligations under capital leases	473	170

Total current liabilities	34,969	34,177
Deferred revenue, net of current portion	1,079	946
Deferred rent, net of current portion	1,264	—
Obligations under capital leases, net of current portion	281	¯

Total liabilities	37,593	35,123
Shareholders’ equity
Common stock	294	275
Additional paid-in capital	254,381	243,013
Unearned compensation	(123)	(469)
Accumulated deficit	(85,793)	(91,256)
Accumulated other comprehensive income	197	966
Total shareholders’ equity	168,956	152,529

Total liabilities and shareholders’ equity	$206,549	$187,652